UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2005

Learning Tree International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification No.)

6053 West Century Boulevard, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 417-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 6, 2005, Learning Tree International AB, a wholly owned subsidiary of Learning Tree International, Inc. a Delaware corporation, entered into a facility lease agreement with Förvaltningsbolaget Marievik HB, a wholly owned subsidiary of AMF Pension. The facility lease is a six year no-break lease agreement. The lease agreement is for the premises of 2,572 square meters located at Årstaängsvägen 5, 117 43 Stockholm, Sweden, at the average annual rate of 1,633 SEK per square meter, totaling an average annual rent payment of 4,200,000 SEK or annual rent of approximately $531,000 US (based on the currency exchange rate of SEK to US dollars at July 6, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: July 6, 2005	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht President